Exhibit 10.4

BR BERRY HILL MANAGING MEMBER, LLC
FIRST AMENDMENT TO AMENDED AND RESTATED LIMITED LIABILITY COMPANY
AGREEMENT

This First Amendment to Amended and Restated Limited Liability Company Agreement (this “First Amendment”) of BR Berry Hill Managing Member, LLC, a Delaware limited liability company (the “Company”), is adopted, executed and agreed to effective as of August 13, 2013, by and among Bluerock Special Opportunity + Income Fund III, LLC, a Delaware limited liability company (“SOIF III”), Bluerock Growth Fund, LLC (formerly known as BR Berry Hill Nashville, LLC) (“BGF”) and BEMT Berry Hill, LLC, a Delaware limited liability company (“BEMT”). Undefined terms used herein shall have the meaning ascribed to them in the Agreement (as defined below).

WITNESSETH:

WHEREAS, the Company, was formed on October 3, 2012, pursuant to the Act;

WHEREAS, SOIF III and BEMT were the initial members of the Company and entered into that certain Limited Liability Company Agreement dated October 18, 2012 (the “Original LLC Agreement”) providing for the operation and administration of the Company;

WHEREAS, SOIF III subsequently sold and transferred to BEMT an additional 6.253% Interest in the Company, as reflected in that certain First Amendment to Limited Liability Company dated December 17, 2012;

WHEREAS, BGF was admitted as a member of the Company and SOIF III, BEMT and BGF subsequently entered into that certain Amended and Restated Limited Liability Company Agreement dated December 26, 2012 (the “Agreement”) to supersede and replace the Original Agreement as amended on December 17, 2012;

WHEREAS, BGF pursuant to a separate securities offering purchased Interest in the Company as SOIF III’s Interests in the Company were simultaneously redeemed with such securities offering proceeds;

WHEREAS, BEMT and BGF have entered into a Membership Interest Purchase Agreement pursuant to which BEMT will sell to BGF, and BGF will acquire from BEMT, a further ownership interest in the Company;

WHEREAS, the parties hereto wish to amend the Agreement to reflect these and related matters.

NOW, THEREFORE, in consideration of the agreements and covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.          Except for the 6.253% Interest in the Company sold by SOIF III to BEMT as reflected in the December 17, 2012 First Amendment to the Original Agreement, as to which BEMT is the full successor in interest to such Interest, all Interests in the Company formerly owned or held by SOIF III have been fully redeemed. As such, SOIF III is no longer a Member of the Company nor does it have any further economic or voting interest in or to the Company. Accordingly, SOIF III has withdrawn as a Member and all references in the Agreement to SOIF III being a Member or having any right, title or interest in or to any Interest in the Company are hereby deleted.

2.          Section 5.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Exhibit A attached hereto reflects the Base Capital Contribution made by the Members.”

Exhibit 10.4

3.          Exhibit A of the Agreement is hereby deleted in its entirety and replaced with the Exhibit A attached hereto.

4.          Section 5.2 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Additional Capital Contributions.

(a)          Additional Capital Contributions (“Additional Capital Contributions”) may be called for from the Members by the Manager from time to time as and to the extent capital is necessary. Such Additional Capital Contributions shall be requested in an amount for each Member equal to the product of the amount of the aggregate Capital Contribution called for multiplied by that Member’s Percentage Interest, as defined in Section 5.3. Such Additional Capital Contributions, if payable, shall be payable by the Members to the Company upon the earlier of (i) twenty (20) days after written request from the Company, or (ii) the date when the Capital Contribution is required, as set forth in a written request from the Company.

(b)          [intentionally deleted]

(c)          BEMT and BHN shall be required to fund their proportionate share of the Additional Capital Contributions (the “Required Funding Amount”) in an amount for each of BEMT and BHN equal to the product of the Required Funding Amount multiplied by the ratio of that Member’s Capital Contributions to aggregate Capital Contributions made by BEMT and BHN.

(d)          If BEMT or BHN (a “Defaulting Member”) fails to make a Capital Contribution that is required as provided in Section 5.2(c) within the time frame required therein (the amount of the failed contribution and related loan shall be the “Default Amount”), then BEMT, if BHN is the Defaulting Member, or BHN, if BEMT is the Defaulting Member (a “Non-Defaulting Member”), in addition to any other remedies each may have hereunder or at law, shall have one or more of the following remedies, provided that the Non-Defaulting Member has made the Capital Contribution required to be made by it under Section 5.2(c):

(i)          to advance to the Company on behalf of, and as a loan to the Defaulting Member, an amount equal to the Default Amount to be evidenced by promissory note(s) in form reasonably satisfactory to the Non-Defaulting Member (each such loan, a “Default Loan”). The Capital Account of the Defaulting Member shall be credited with the amount of such Default Amount attributable to a Capital Contribution and the aggregate of such amounts shall constitute a debt owed by the Defaulting Member to the non-failing Member. Any Default Loan shall bear interest at the rate of twenty (20%) percent per annum, but in no event in excess of the highest rate permitted by applicable laws (the “Default Loan Rate”), and shall be payable by the Defaulting Member on demand from the Non-Defaulting Member and from any Distributions due to the Defaulting Member hereunder. Interest on a Default Loan to the extent unpaid, shall accrue and compound on a quarterly basis. A Default Loan shall be prepayable, in whole or in part, at any time or from time to time without penalty. Any such Default Loans shall be with full recourse to the Defaulting Member and shall be secured by the Defaulting Member’s interest in the Company including, without limitation, such Defaulting Member’s right to Distributions. In furtherance thereof, upon the making of such Default Loan, the Defaulting Member hereby pledges, assigns and grants a security interest in its Interest to the Non-Defaulting Member and agrees to promptly execute such documents and statements reasonably requested by the Non-Defaulting Member to further evidence and secure such security interest. Any advance by the Non-Defaulting Member on behalf of a Defaulting Member pursuant to this Section 5.2(d)(i) shall be deemed to be a Capital Contribution made by the Defaulting Member except as otherwise expressly provided herein. All Distributions to the Defaulting Member hereunder shall be applied first to payment of any interest due under any Default Loan and then to principal until all amounts due thereunder are paid in full. While any Default Loan is outstanding, the Company shall be obligated to pay directly to the Non-Defaulting Member, for application to and until all Default Loans have been paid in full, the pro rata amount of (x) any Distributions payable to the Defaulting Member, and (y) any proceeds of the sale of the Defaulting Member’s Interest in the Company;

Exhibit 10.4

(ii)         subject to any applicable thin capitalization limitations on indebtedness of the Company, to treat its portion of such Capital Contribution as a loan to the Company (rather than a Capital Contribution) and to advance to the Company as a loan to the Company an amount equal to the Default Amount, which loan shall be evidenced by a promissory note in form reasonably satisfactory to the Non-Defaulting Member and which loan shall bear interest at the Default Loan Rate and be payable on a first priority basis by the Company from available Cash Flow and prior to any Distributions made to the Defaulting Member. If both BEMT and BHN have loans outstanding to the Company under this provision, such loans shall be payable to such Member in proportion to the outstanding balances of such loans to such Member at the time of payment. Any advance to the Company pursuant to this Section 5.2(d)(ii) shall not be treated as a Capital Contribution made by the Defaulting Member;

(iii)        in lieu of the remedies set forth in subparagraphs (i) or (ii), revoke its portion of such Additional Capital Contribution, whereupon the portion of the Capital Contribution made by the Non-Defaulting Member shall be returned within ten (10) days with interest computed at the Default Loan Rate by the Company.

(e)          Notwithstanding the foregoing provisions of this Section 5.2, no additional Capital Contributions shall be required from any Member if (i) the Company or any other Person shall be in default (or with notice or the passage of time or both, would be in default) in any material respect under any loan, indenture, mortgage, lease, agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company (or any of its Subsidiaries) or any of its properties or assets is or may be bound, (ii) any other Member, the Company or any of its Subsidiaries shall be insolvent or bankrupt or in the process of liquidation, termination or dissolution, (iii) any other Member, the Company or any of its Subsidiaries shall be subjected to any pending litigation (x) in which the amount in controversy exceeds $500,000, (y) which litigation is not being defended by an insurance company who would be responsible for the payment of any judgment in such litigation, and (z) which litigation if adversely determined could have a material adverse effect on such other Member and/or the Company or any of its Subsidiaries and/or could interfere with their ability to perform their obligations hereunder or under any Collateral Agreement, (iv) there has been a material adverse change in (including, but not limited to, the financial condition of) any other Member (and/or its Affiliates) which, in Member’s reasonable judgment, prevents such other Member (and/or its Affiliates from performing, or substantially interferes with their ability to perform, their obligations hereunder or under any Collateral Agreement. If any of the foregoing events shall have occurred and any Member elects not to make a Capital Contribution on account thereof, then any other Member which has made its pro rata share of such Capital Contribution shall be entitled to a return of such Capital Contribution from the Company.”

5.          Section 6.1(a) of the Agreement is deleted in its entirety, and is hereby replaced as follows:

“The Manager shall calculate and determine the amount of Distributable Funds for each applicable period. Except as provided in Sections 5.2(d), 6.1(b) or 13.3 or otherwise provided hereunder, Distributable Funds, if any, shall be distributed to the Members on the 15th day of each month or from time to time as determined by the Manager as follows: to the Members in accordance with their Percentage Interests.”

Exhibit 10.4

6.          Section 16.1(a) of the Agreement is deleted in its entirety, and is hereby replaced as follows:

“Notices. Any notice required or permitted to be given hereunder shall be in writing and will be deemed received (a) on the date of receipted delivery by a courier service or (b) on the fifth business day after mailing, by registered or certified United States mail, postage prepaid, to the appropriate party at its address set forth below:

If to BEMT:	c/o Bluerock Enhanced Multifamily Advisor
712 Fifth Avenue, 9th Floor
New York, NY 10019
Attn: Michael L. Konig, Esq.

If to BHN:	c/o BR Fund Manager, LLC
712 Fifth Avenue, 9th Floor
New York, NY 10019
Attn: Jordan B. Ruddy”

[SIGNATURES ON FOLLOWING PAGE]

Exhibit 10.4

IN WITNESS WHEREOF, the Members have executed this First Amendment as of the date first set forth above.

MEMBERS:

BEMT BERRY HILL, LLC,
a Delaware limited liability company

By:	Bluerock Enhanced Multifamily Holdings, LP,
a Delaware limited partnership,
its Manager

By:	Bluerock Multifamily Growth REIT, Inc.,
a Maryland corporation,
its General Partner

By:	/s/ Jordan Ruddy
Jordan Ruddy
Authorized Signatory

BLUEROCK GROWTH FUND, LLC,
a Delaware limited liability company

By:	BR Fund Manager, LLC,
a Delaware limited liability company,
its Manager

By:	/s/ Jordan Ruddy
Jordan Ruddy
Authorized Signatory

FORMER MEMBER:

BLUEROCK SPECIAL OPPORTUNITY + INCOME
FUND III, LLC,
a Delaware limited liability company

By:	BR SOIF III Manager, LLC,
a Delaware limited liability company,
its Manager

By:	/s/ Jordan Ruddy
Jordan Ruddy
Authorized Signatory

Exhibit 10.4

EXHIBIT A

Capital Contributions and Percentage Interests

Member Name	Capital Contribution	Percentage Interest

Bluerock Growth Fund, LLC	$2,814,354.08	35.194%

BEMT Berry Hill, LLC	$5,182,271.09	64.806%